As filed with the Securities and Exchange Commission As Amended on March 21, 2008
Registration Statement No. 333-34364

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

Yahoo! Inc.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	77-0398689 (I.R.S. Employer Identification Number)

701 First Avenue, Sunnyvale, California 94089
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Blake Jorgensen
Chief Financial Officer
Yahoo! Inc.
701 First Avenue
Sunnyvale, California 94089
Telephone: (408) 349-3300
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael J. Callahan Executive Vice President, General Counsel and Secretary Yahoo! Inc. 701 First Avenue Sunnyvale, CA 94089 Telephone: (408) 349-3300	Thomas J. Ivey, Esq. Skadden, Arps, Slate, Meagher & Flom LLP 525 University Avenue Palo Alto, California 94301 Telephone: (650) 470-4500

Approximate Date of Commencement of Proposed Sale to the Public: Not applicable.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

DEREGISTRATION OF UNSOLD SECURITIES
     Pursuant to a Registration Statement on Form S-3 (File No. 333-34364) (the “Registration Statement”) initially filed with the Securities and Exchange Commission on April 7, 2000 by Yahoo! Inc. (the “Company”) and declared effective in May 2000 under the Securities Act of 1933, as amended, the Company registered the sale from time to time of 10,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share, under Yahoo! StockDirect, a direct stock purchase plan.
     The Company is seeking to deregister all Shares that remain unsold under the Registration Statement as of the date hereof because it has authorized Computershare Trust Company, N.A. to introduce Computershare Investment Plan, a direct stock purchase plan, to replace Yahoo! StockDirect effective on March 24, 2008. Pursuant to the undertaking of the Company as required by Item 512(a)(3) of Regulation S-K, the Company is filing this Post-Effective Amendment No. 1 to the Registration Statement to deregister all of the Shares of the Company’s common stock that remain unsold under this Registration Statement as of the date hereof.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereto duly authorized, in the city of Sunnyvale, State of California, on this 21st day of March 2008.

YAHOO! INC.
By:	/s/ Blake Jorgensen
	Name:	Blake Jorgensen
	Title	Chief Financial Officer

POWER OF ATTORNEY
     KNOW BY ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Jerry Yang and Blake Jorgensen, and each of them, with full power of substitution and full power to act without the other, such person’s true and lawful attorney-in-fact and agent to act for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post effective amendments) to this registration statement, and to file this registration statement, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each one of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement No. 333-34364 has been signed by the following persons, in the capacities indicated, as of March 21, 2008.

Name	Title

/s/ Jerry Yang	Chief Executive Officer and Director (principal executive officer)
Jerry Yang

/s/ Blake Jorgensen	Chief Financial Officer (principal financial officer)
Blake Jorgensen

/s/ Michael Murray	Senior Vice President, Finance and Chief Accounting Officer
Michael Murray	(principal accounting officer)

/s/ Roy Bostock
Roy Bostock	Chairman of the Board

/s/ Ronald Burkle
Ronald Burkle	Director

/s/ Eric Hippeau
Eric Hippeau	Director

/s/ Vyomesh Joshi
Vyomesh Joshi	Director

/s/ Arthur Kern
Arthur Kern	Director

/s/ Robert Kotick
Robert Kotick	Director

/s/ Edward Kozel
Edward Kozel	Director

/s/ Mary Agnes Wilderotter
Mary Agnes Wilderotter	Director

/s/ Gary Wilson
Gary Wilson	Director